Exhibit 10.22

LIEN SUBORDINATION AGREEMENT

THIS AGREEMENT made as of May, 30 2023.

A M O N G:

CENTURION FINANCIAL TRUST (“First Lender”)

- and -

BELPHAR LTD.

(“Second Lender”)

- and -

BOREALIS FOODS INC. (“Borealis”), PALMETTO GOURMET FOODS INC. (“Palmetto Foods”) and PGF REAL ESTATE I, INC. (“PGF” and together with Borealis and Palmetto Foods, the “Co-Borrowers”)

RECITALS:

A. Whereas, the First Lender executed a commitment letter for the benefit of the Co-Borrowers dated March 29th, 2021 and amended on October 20, 2021, November 29, 2021, and April 10th, 2023 (the “Commitment Letter”);

B. Whereas, in connection with the Commitment Letter, the First Lender and the Co-Borrowers entered into an amended and restated debenture dated April 13, 2022, and amended on April 18, 2023 (the “Debenture” and the obligations thereunder and under the Commitment Letter in an amount not to exceed $10,000,000, the “First Lender Indebtedness”) (the Liens in the Common Collateral granted by the Co-Borrowers to the First Lender Indebtedness as of the date hereof are collectively referred to herein as the “First Lender Security”);

C. Whereas, the Co-Borrowers have informed the Lender that Borealis is in the process of consummating a financing transaction with Belphar Ltd. (“Belphar”), pursuant to which Belphar Capital is to purchase from Borealis convertible promissory notes totaling US$20,000,000 (as amended, restated, supplemented or otherwise modified from time to time, the “Belphar Notes” and the obligations of the Co-Borrowers under the Belphar Notes and ancillary documents, including the Note Purchase Agreement, the “Second Lender Indebtedness”), to be secured against, inter alia, the Common Collateral in a position that is subordinated to the First Lender on the terms of this Agreement with respect to such Common Collateral (the Liens in the Common Collateral granted by the Co-Borrowers securing the Second Lender Indebtedness as of the date hereof are collectively referred to herein as the “Second Lender Security”);

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

D. Second Lender has agreed to subordinate the Second Lender Security to the First Lender Security in accordance with the terms and conditions of this Agreement; and

E. Each Co-Borrower has entered into this Agreement solely for the purpose of evidencing its consent to the terms and provisions of this Agreement.

IN CONSIDERATION OF the foregoing and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties to this Agreement, the parties hereto agree as follows:

ARTICLE One
DEFINITIONS

1.1 Definitions. The following terms shall have the meanings set forth below:

(a) “Acceleration” means acceleration of the principal amount outstanding under the Documents, as applicable, including, without limitation pursuant to a written demand thereof or notification thereof by the applicable Lender and “Accelerate” and “Accelerated” shall have a correlative meaning;

(b) “Agreement” means this lien subordination agreement, as amended, restated, supplemented or otherwise modified from time to time, and the expressions “Article” and “Section” followed by a number mean and refer to the specified Article or Section of this Agreement;

(c) “BIA” has the meaning given to it in the definition of “Insolvency Law”;

(d) “Belphar Notes” has the meaning given to it in the recitals;

(e) “Co-Borrowers” has the meaning given to it in the preamble and “Co-Borrower” means any of them;

(f) “Commitment Letter” has the meaning given to it in the recitals;

(g) “Common Collateral” means all Property of the Co-Borrowers of every description and kind and all proceeds thereof, however derived, which constitute both First Lender Security and Second Lender Security as of the date hereof;

(h) “Debenture” has the meaning given to it in the recitals;

(i) “Disposition” means any sale, lease, exchange, transfer or other disposition of Property, and “Dispose” and “Disposed” shall have correlative meanings;

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

(j) “Documents” means the Commitment Letter, the Debenture and the Loan Documents;

(k) “Enforcement” means any action, step or proceeding taken by a Lender in its capacity as a secured creditor to realize on its Security or exercise any of its rights or remedies in respect thereof, including to:

(i) receive a transfer of Common Collateral in satisfaction of any obligation secured thereby;

(ii) foreclose or seek to foreclose on any Common Collateral or otherwise enforce a Lien or exercise a remedy, as a secured creditor, in equity, or pursuant to the Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Common Collateral to facilitate any Enforcement action and exercising voting rights in respect of equity interests comprising Common Collateral);

(iii) take possession of, or sell or otherwise realize upon or Dispose of Common Collateral;

(iv) appoint or seek to appoint a Receiver with respect to the Common Collateral; or

(v) take any action to enforce any rights or remedies of a secured creditor with respect to any Co-Borrower after an “Event of Default” under and as defined in the applicable Document has occurred and is continuing under the provisions of any Insolvency Law, including the PPSA and the UCC;

(l) “First Lender” has the meaning given to it in the preamble;

(m) “First Lender Indebtedness” has the meaning given to it in the recitals;

(n) “First Lender Security” has the meaning given to it in the recitals;

(o) “Indebtedness” means the First Lender Indebtedness and the Second Lender Indebtedness or any one or both of them as the context may require;

(p) “Insolvency Law” means the Bankruptcy and Insolvency Act (Canada) (the “BIA”), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada) and any similar statute or law or any corporate law in any jurisdiction dealing with bankruptcy, insolvency, restructuring, restructuring of debts or analogous concepts, and including without limitation, the filing of an application or commencement of proceedings under provisions of the Canada Business Corporations Act (Canada) or the Business Corporations Act (Ontario) (or any successors to such statutes or comparable legislation in other jurisdictions) seeking to impose a stay of proceedings against creditors, seeking to approve or impose a plan of arrangement providing for the compromise of claims of creditors or imposing other limitations or restrictions on creditors’ rights;

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

(q) “Insolvency Proceeding” means any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to any Co-Borrower or all or any substantial part of its Property whether under any Insolvency Law, any other applicable law or otherwise upon any total or partial liquidation or any dissolution or winding up of the any Co-Borrower (other than any corporate reorganization, dissolution or winding-up completed in accordance with the Documents), in each case, whether voluntary or involuntary;

(r) “Interest and Costs” means, with respect to the Lenders, the aggregate of:

(i) all accrued interest which has not been paid to a Lender in respect of its Indebtedness both before and after default, maturity, demand and judgment;

(ii) all costs, fees, charges and other expenses required to be paid to a Lender under its Security or any agreement between a Co-Borrower and such Lender and which have not yet been paid;

(iii) all costs, fees, charges and other expenses incurred by a Lender in enforcing all or part of its Security; and

(iv) interest on all of the amounts specified in paragraphs (i), (ii) and (iii) above at the highest rate per annum payable by a Co-Borrower on its obligations to a Lender, from the date of demand on such Co-Borrower until paid in full;

(s) “Lenders” means the First Lender and Second Lender and “Lender” means either one of them;

(t) “Lien” means any mortgage, lien, pledge, charge (whether fixed or floating), security interest, conditional sale or title retention agreement (other than operating leases in respect of tangible personal property which are not in the nature of financing transactions), trust or deposit arrangements in the nature of a security interest or other encumbrance of any kind, contingent or absolute but excludes any contractual right of set off created in the ordinary course of business and any writ of execution, or other similar instrument, arising from a judgment relating to the non-payment of indebtedness;

(u) “Notice” means notice in writing delivered in accordance with Section 12.2 of this agreement;

(v) “Person” means a natural person, partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity and pronouns have a similarly extended meaning.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

(w) “PPSA” means the Personal Property Security Act (Ontario), and any amendments thereto;

(x) “Property” means any interest in any kind of property, asset, undertaking, right or interest, whether real, personal, mixed or profits a prendre, or tangible or intangible, including cash, securities, accounts and contract rights;

(y) “Realization Proceeds” means all payments, proceeds, amounts, monies or monies worth derived from the Common Collateral after such Lender has commenced Enforcement of its Security;

(z) “Receiver” means an interim-receiver, receiver, receiver-manager, monitor, bankruptcy trustee, liquidator, custodian, sequestrator, conservator or any other similar official for the Co-Borrowers (or any of them) or for or in respect of a substantial part of the Common Collateral;

(aa) “Second Lender” has the meaning given to it in the preamble;

(bb) “Second Lender Indebtedness” has the meaning given to it in the recitals;

(cc) “Second Lender Security” has the meaning given to it in the recitals; and

(dd) “Security” means the First Lender Security and the Second Lender Security or any one or both of them, or any part thereof;

(ee) “Standstill Period” has the meaning set forth at Section 6.1(c); and

(ff) “UCC” means the Uniform Commercial Code in effect in the State of New York; provided that, in the event that, by reason of mandatory provisions of any applicable requirement of law, any of the attachment, perfection or priority of any security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

ARTICLE Two
CONSENT

2.1 First Lender Consent. First Lender hereby consents to the existence of the Second Lender Indebtedness and to the creation, execution, delivery and registration, filing and perfection of the Second Lender Security.

2.2 Second Lender Consent. Second Lender hereby consents to the existence of the First Lender Indebtedness and to the creation, execution, delivery and registration, filing and perfection of the First Lender Security.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

2.3 Co-Borrowers’ Consent. Each Co-Borrower consents to the priority arrangements set forth in this Agreement and agrees that such arrangements shall be without prejudice to the liability of such Co-Borrower to First Lender and Second Lender respectively and to the rights and remedies of the First Lender and Second Lender respectively under the Security. Each Co-Borrower further agrees to maintain and deal with its respective Common Collateral in accordance with this Agreement.

ARTICLE Three
SECURITY

3.1 Concurrent Liens (First Lender Indebtedness). The Co-Borrowers shall not grant or permit any additional Liens on any Common Collateral to secure any Second Lender Indebtedness unless they have granted, or concurrently therewith grant, a senior Lien to the First Lender on such Common Collateral to secure the First Lender Indebtedness, subject to the terms of this Agreement.

3.2 Concurrent Liens (Second Lender Indebtedness). The Co-Borrowers shall not, nor shall any other Person, grant or permit any additional Liens to the First Lender on any Property to secure any First Lender Indebtedness unless it has granted or concurrently therewith grants, a junior Lien on such Common Collateral to secure the Second Lender Indebtedness, subject to the terms of this Agreement.

3.3 Restricted Liens. The First Lender acknowledges and agrees that Persons other than the Co-Borrowers may grant a Lien and Second Lender Security in favour of the Second Lender without providing such Lien to the First Lender. The First Lender further acknowledges and agrees that it shall not take, nor require the Co-Borrowers nor any other Person to grant, a Lien or any First Lender Security on any Property of any Person other than the Co-Borrowers in respect of and as security for the First Lender Indebtedness.

3.4 Subsidiary Guarantee. The First Lender acknowledges and agrees that the Co-Borrowers has issued to the Second Lender an irrevocable, unconditional and joint and several guarantee under which the Co-Borrowers guaranteed to the Second Lender the following:

(a) the due and punctual payment in full of the principal of, interest, and premium, if any, and the payment of all other sums owing to the Second Lender under the Belphar Note when due;

(b) the performance of the covenants contained in the Belphar Note;

(c) the due and punctual payment in full of all obligations of each Co-Borrower under the corresponding guaranty agreement.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

ARTICLE Four
PRIORITY PROVISIONS

4.1 Common Collateral. As against Common Collateral, the priority in the Security shall rank, in all respects and for all purposes, in descending order of priority as follows:

(a) Firstly, the First Lender Security to the extent of the First Lender Indebtedness; and

(b) Secondly, the Second Lender Security, to the extent of the Second Lender Indebtedness.

4.2 Priority Provisions to Operate in All Circumstances. The priority provisions of this Agreement shall operate notwithstanding:

(a) the time or order of creation, execution, delivery, attachment or perfection of the Security;

(b) the method of perfection of the Security;

(c) the time or order of registration or filing of financing statements, real estate charges or other recording or registration of the Security under any provincial registration regime;

(d) the giving of or failure to give notice of the acquisition of any additional Security;

(e) the date or dates on which any existing or future liability of the Co-Borrowers or any of them to either First Lender or Second Lender was created or incurred;

(f) the date or dates of any default by any Co-Borrower under the Security;

(g) the date of crystallization of any floating charge contained in the Security; or

(h) the date of Enforcement.

4.3 Payments to the Second Lender. Notwithstanding any provision of the Security to the contrary, until the First Lender Indebtedness has been repaid in full, whether or not any Enforcement has been commenced by or against any Co-Borrower, the Second Lender shall be entitled to receive payments from the Co-Borrowers (or any of them) under the Second Lender Indebtedness, including without limitation, Interest and Costs and repayments of outstanding principal, on the terms of the Belphar Notes.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

ARTICLE Five
REALIZATION PROCEEDS

5.1 Application of Realization Proceeds. Notwithstanding any provision of the Security to the contrary, Realization Proceeds shall be applied and distributed as follows:

(a) Realization Proceeds derived from the Common Collateral shall be applied:

(i) firstly, on account of the costs and expenses of the sale, collection and realization of the Security including, without limitation, the costs and expenses incurred by any agent or Receiver appointed by any Lender and the legal fees and disbursements incurred by any Lender or any agent or Receiver appointed by any Lender;

(ii) secondly, on account of the First Lender Indebtedness to the extent of the First Lender Indebtedness;

(iii) thirdly, on account of the Second Lender Indebtedness to the extent of the Second Lender Indebtedness; and

(iv) fourthly, to the Co-Borrowers.

5.2 Payment into Court. Notwithstanding the provisions of Sections 5.1(a)(iv), in the event that:

(a) Section 5.1(a)(iv) shall apply to remaining Realization Proceeds to be paid; and

(b) the Lender holding such Realization Proceeds is aware of any competing claims made or which the Lender believes could be made to the Realization Proceeds otherwise payable to the Co-Borrower under Sections 5.1(a)(iv), then such Lender shall be at liberty to pay such Realization Proceeds into court rather than to the Co-Borrowers.

5.3 Costs. If any allocation of Interest and Costs is required to be made in connection with the distribution of Realization Proceeds such allocation shall be made by the Lenders, after discussion, in a fair and equitable manner.

5.4 Equity Raise. For the avoidance of doubt and without limitation of any other obligation of the Co-Borrowers to repay the Second Lender Indebtedness or the provisions of Section 4.3, equity raised by a Co-Borrower for the purpose of payment to the Second Lender may be firstly paid to the Second Lender.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

ARTICLE Six
LIMITATION ON ENFORCEMENT RIGHTS

6.1 Enforcement.

(a) Until the First Lender Indebtedness has been repaid in full, whether or not any Enforcement has been commenced by or against any Co-Borrower, the First Lender shall have the exclusive right prior to the expiration of the Standstill Period (i) to take and continue any Enforcement action with respect to the Common Collateral in such order and manner as the First Lender may determine in its sole discretion, and (ii) to refrain from taking or continuing any such Enforcement action, in each case, without any consultation with or consent of the Second Lender. Following the delivery of a Second Lien Enforcement Notice and expiration of the Standstill Period, the Second Lender shall have the right, subject to the rights of the First Lender to continue its Enforcement Action in such manner as it shall determine as the first and senior lender, to take Enforcement Action with respect to the Common Collateral as the second and subordinate lender and in the event of the First Lender not taking Enforcement Action to take such action as it shall determine but subject to the right of the First Lender as to distribution as provided hereunder.

(b) Each Co-Borrower waives any right to claim, and agrees not to claim in any legal proceeding arising out of this Agreement or otherwise, that as a result of this Section or any other provision of this Agreement, the exercise by the Second Lender of any of its rights under the Second Lender Security or under applicable law for the enforcement of payment of the Second Lender Indebtedness has been waived, or is untimely, or is otherwise not commercially reasonable.

(c) If an event of default has occurred under the Second Lender Security and is continuing, the Second Lender shall have the right to issue a notice to the First Lender (the “Second Lien Enforcement Action Request Notice”) requesting the First Lender to take and continue Enforcement action within a period of [*****] days from the receipt of the Second Lien Enforcement Action Request Notice by the Second Lender (the “Standstill Period”), following which if the First Lender has not then started and/or is not diligently pursuing enforcement proceedings, subject to the application of proceeds required under this Agreement, the Second Lender may take and continue an Enforcement action against any Co-Borrower in respect of the Second Lender Indebtedness and/or with respect to the Common Collateral in such order and manner as it may so determine in its sole discretion.

(d) Notwithstanding anything contained herein, until the First Lender Indebtedness has been repaid in full, any Receiver appointed by the First Lender or by a court of competent jurisdiction shall be entitled to exclusive possession, custody and control of the Collateral or any applicable portion thereof. If the First Lender makes application to a court of competent jurisdiction for a court-appointed Receiver in respect of the Common Collateral, then the Second Lender agrees that it shall not challenge, obstruct, delay or otherwise interfere with the application proceedings.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

(e) Notwithstanding anything contained herein, the Second Lender may at any time:

(i) issue a notice of intention to enforce security pursuant to section 244 of the BIA;

(ii) file a claim, proof of claim or statement of interest with respect to any Indebtedness in any Insolvency Proceeding with respect to the Co-Borrowers;

(iii) take any action in order to create, perfect, preserve or protect (but not enforce) its Lien on the Common Collateral;

(iv) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of any Lender, including any claims secured by the Second Lender Security, if any;

(v) take any action necessary to prevent the running of any applicable statute of limitations or similar restrictions on claims, or to assert a compulsory cross claim or counterclaim against the Co-Borrowers (or any of them);

(vi) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Co-Borrowers arising under any Insolvency Law or other applicable law;

(vii) take any action to seek and obtain specific performance or injunctive relief to compel any Co-Borrower to comply with (or not violate or breach) any obligation under the Documents;

(viii) vote on any proposal, plan or plan of reorganization or making any other filings or motions in any Insolvency Proceeding;

(ix) impose the default rate of interest provided in the Belphar Notes;

(x) Accelerate the Second Lender Indebtedness in accordance with the Belphar Note;

(xi) exercise any of its rights or remedies with respect to the Subsidiary Guarantee after the expiration of the Standstill Period;

(xii) engage consultants, valuation firms and investment bankers, perform or engage third parties to perform audits, examinations and appraisals of the Common Collateral and receive information or reports concerning the Common Collateral;

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

(xiii) exercise rights and remedies available to unsecured creditors against any Co-Borrower in accordance with the terms of the Documents, as applicable; and

(xiv) receive any payment or distribution under or pursuant to a plan of reorganization, plan of arrangement or similar dispositive restructuring plan which has been confirmed pursuant to a final, non-appealable order in a case under any Insolvency Proceeding

6.2 Invalid Security Etc. Nothing in this Agreement shall be construed so as to entitle a Lender to receive any Realization Proceeds from any Property of the Co-Borrowers or any other Person in respect of which such Lender does not have security or in respect of which such Lender’s security is invalid, ineffective or unenforceable against third parties, including, without limitation, the Co-Borrowers or any subsidiary thereof.

ARTICLE Seven
PROCEEDS OF INSURANCE AND DISPOSITION

7.1 How Proceeds to be Paid. If any Common Collateral is disposed of, dealt with, lost or damaged so as to give rise to proceeds (including amounts payable under insurance policies), the relative priority of claims of the Lenders against such proceeds shall be determined in accordance with Article Four as if such claims were made against the original collateral which gave rise to such proceeds.

ARTICLE Eight
TRUST FUNDS

8.1 Trust of Realization Proceeds. The Lenders agree that, to the extent that a Lender receives Realization Proceeds which are payable to the other Lender pursuant to this Agreement, such proceeds shall be deemed to be received or held by it in trust for such other Lender and shall be paid over to the other pursuant to the terms of this Agreement as soon as is reasonably practical.

ARTICLE Nine
OPERATION OF ACCOUNT

9.1 Notice of Enforcement. The Lenders agree that, upon either of them commencing Enforcement of its Security, the Lender commencing such Enforcement shall give to the other Lender Notice of commencement of Enforcement, provided that failure to give such Notice shall not render the Lender required to give such Notice liable in any manner to the other Lender or any others, nor shall such failure disentitle such Lender to the benefits of its Security or its rights under this agreement.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

ARTICLE Ten
RIGHTS OF CO-BORROWERS AND OTHERS

10.1 Confers Rights on Lenders Only. Nothing in this agreement shall be construed so as to:

(a) entitle any party not a signatory to this agreement to receive any Realization Proceeds; or

(b) confer any rights upon the Co-Borrowers or any Person not a party to this Agreement.

10.2 Competing Claims to Realization Proceeds. If any Person other than the Lenders shall have any valid claim to Realization Proceeds in priority to or on parity with the Lenders, then this Agreement shall not apply so as to diminish the rights (as such rights would have been but for this agreement) of each of the Lenders to the Realization Proceeds.

ARTICLE Eleven
NO COMPULSORY ENFORCEMENT

11.1 Lenders Not Obliged to Enforce Security. Nothing contained in this agreement shall require or obligate a Lender to enforce its security or realize upon the Common Collateral.

ARTICLE Twelve
GENERAL MATTERS

12.1 Further Assurances. The parties agree that they shall at all times do, execute, acknowledge and deliver all such acts, deeds and agreements as may be reasonably necessary or desirable to give effect to this agreement including any and all acts, deeds or agreements as may be necessary for the purpose of registering or filing notice of the terms and provisions of this Agreement.

12.2 Non-Waiver of Rights. Nothing contained in this agreement is intended to or shall impair the obligations of the Co-Borrowers to pay to the Lenders the Indebtedness as and when the same shall become due and payable in accordance with the terms of the Indebtedness, nor shall anything contained in this agreement prevent any of the Lenders from exercising any or all remedies otherwise permitted by applicable law upon default under the terms of any of the Security, subject only to the priorities created by this Agreement.

12.3 Notice. Any Notice required or permitted to be given pursuant to this agreement shall be given in writing and delivered by courier or sent by email or facsimile transmission addressed as set out in the relevant First Lender Security or Second Lender Security and any such Notice given as provided in this Section 12.3 shall be deemed to have been given and to be effective on the day of delivery, if delivered, or on the day of transmission and receipt of confirmation thereof, in the case of email or facsimile transmission. Any party to this agreement may change its address for Notice by means of a Notice given as provided in this Section 12.3.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

12.4 Termination. This agreement shall continue in full force until the earlier of the date on which it is terminated by the mutual consent of the Lenders and the date on which payment in full is made of either of the First Lender Indebtedness or the Second Lender Indebtedness.

12.5 Entire Agreement. This agreement contains the entire agreement among First Lender, Second Lender and the Co-Borrowers with respect to the matters dealt with in this agreement and supersedes any prior agreements, undertakings, declarations, or representations, written or oral, in respect such matters.

12.6 Successors and Assigns. This agreement is binding upon and enures to the benefit of all parties and their respective successors and assigns.

12.7 Governing Law. This agreement is governed by and shall be interpreted in accordance with the laws of Ontario and shall be treated in all respects as an Ontario contract. The parties to this agreement submit to the exclusive jurisdiction of the courts of Ontario. Notwithstanding the foregoing, it is agreed that the provisions of this agreement shall apply to all Common Collateral wherever situate and that this agreement shall govern the priorities as between the First Lender Security and the Second Lender Security in all other Canadian jurisdictions.

12.8 Assignment. The Lenders agree not to assign any of their claims against the Co-Borrowers including, without limitation, the Indebtedness or the Security without providing the assignee with a copy of this agreement. Provided that such assignee is not a guarantor to any Co-Borrower, the Lenders agree that they shall obtain from such assignee a written acknowledgment that such assignee will be bound by this agreement. In such event the Lender making such assignment shall provide the remaining Lender and the Co-Borrowers with written notice of and a copy of such assignment and the address of the assignee.

12.9 Exchange of Information. Each Lender agrees to advise the other in writing of the particulars of the Indebtedness and Security and whether or not such Indebtedness is in good standing promptly upon receipt of a request in writing for such information from a Lender. The Co-Borrowers consent to the disclosure of this information and irrevocably direct the Lender receiving such request to provide such information to the Lender making such request.

12.10 Agreement Severable. In the event that any part of this agreement is found to be invalid or unenforceable by a court of competent jurisdiction, such part shall be severed from this agreement and this agreement thereafter shall be read and interpreted without reference to such part so severed and the invalidity or unenforceability of such part shall not affect the validity or enforceability of the remainder of this agreement.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

12.11 Headings. The insertion of headings in this agreement is for convenience of reference only and shall not affect the construction or interpretation of this agreement.

12.12 Number and Gender. Where the context requires, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to both genders.

12.13 Execution by Counterpart. This Agreement may be executed: (i) by facsimile or email and facsimile or email signatures shall be treated as originals for all purposes and (ii) in counterparts and all counterparts taken together shall constitute an executed copy of this Agreement.

12.14 English Language. The parties acknowledge that they have required that this Agreement and all related documents be prepared in English. Les parties reconnaissent avoir exigé que la presente convention et tous les documents connexent soiet rédigés en anglais.

[Signatures to Follow on Next Page]

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above mentioned.

CENTURION FINANCIAL TRUST

Per:
Name:	Greg Romundt
Title:	President

BELPHAR LTD.

Per:
Name:
Title:

Per:
Name:
Title:

BOREALIS FOODS INC.

Per:
Name:
Title:	President

PALMETTO GOURMET FOODS INC.

Per:
Name:
Title:	President

PGF REAL ESTATE I, INC.

Per:
Name:
Title:	President

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.